Exhibit 4.1


                                  FORM OF NOTE

              UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF __________ OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO __________, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,__________, HAS AN INTEREST HEREIN.


Registered            COX COMMUNICATIONS, INC.                    Registered
No.                            ____% Notes Due ____               CUSIP


     Cox Communications, Inc., a Delaware corporation, promises to pay to __________, or registered assigns, the principal sum of __________ Dollars on
__________, 20__.

                      Interest Payment Dates:  [Date]

                      Record Dates:  [Date]


                      Additional provisions of this Note are set forth on the other side of this Note.


                                      COX COMMUNICATIONS, INC.,

                                      by
                                             President and Chief
                                             Executive Officer
[Seal]

                                             Secretary

Dated:


TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION
         This is one of the Notes
         of the series designated therein
         referred to in the within-mentioned
         Indenture.

         ----------------,
         As Trustee

         by
           --------------------
           Authorized Signatory
         Dated: __________

                       REVERSE SIDE OF ___% NOTE DUE ____

                            COX COMMUNICATIONS, INC.
                               ___% Notes Due ____


                  1. Interest. Cox Communications, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on_______ and_______ of each year, commencing on _______ , 199_. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from_______, 199_. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

                  3. Paying Agent and Registrar. Initially,_______, a_______ banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar or co-registrar.

                  4. Indenture. This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture dated as of _______, 199_ (such
Indenture, as it may be amended or supplemented, is herein called the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms. Separate series of securities may be issued from time to time in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking or purchase funds (if any), may be subject to different repayment provisions (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided.

                  The Notes are general unsecured obligations of the Company limited to $______ aggregate principal amount (subject to Section ___ of the Indenture), and will mature on_______, 20__.

                  5. Optional Redemption. The Notes may be redeemed, at the option of the Company, in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) ___% of their principal amount and
(ii) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (the "Remaining Life"), discounted on a semiannual basis at the Treasury Rate (as defined herein) plus __ basis points, plus in each case accrued interest thereon to the date of redemption. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent (as defined herein) as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. "Quotation Agent" means one of the Reference Treasury Dealers (as defined herein) appointed by the Trustee after consultation with the Company.

                  "Comparable Treasury Price" means, with respect to any redemption date, the average of five Reference Treasury Dealer Quotations for such Redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or, if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

                  "Quotation Agent" means the Reference Treasury Dealer appointed by the Company. "Reference Treasury Dealer" means (i) each of _______._______ and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer" ), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury dealer at __:00 p.m., New York City time, on the third business day preceding such redemption date.

                  "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third business day preceding such redemption date, using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

                  6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than ____ may be redeemed in part but only in whole multiples of $____. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Trustee or a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

                  7. Sinking Fund. There is no provision for a sinking fund for any of the Notes.

                  8. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $____ and whole multiples of $____. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes for a period of__ days before an interest payment date.

                  9. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of it for all purposes.

                  10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

                  11. Discharge and Defeasance. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to Stated Maturity.

                  12. Amendment; Waiver. Subject to certain exceptions set forth in the Indenture, (i) the Indenture may be amended with respect to the Notes with the consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) any default or noncompliance with any provisions applicable to the Notes may be waived with the consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender any right or power conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder.

                  13. Defaults and Remedies. Under the Indenture, Events of Default with respect to the Notes include (i) default for 30 days in payment of interest on the Notes; (ii) default in payment of principal of or premium on the Notes at Stated Maturity, upon acceleration or otherwise; (iii) failure by the Company to comply with other agreements in the Notes and in the Indenture that are applicable to the Notes, in certain cases, subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds __% of the aggregate outstanding principal amount of all Indebtedness of the Company and the Restricted Subsidiaries; and (v) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Restricted Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least __% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy, insolvency or reorganization are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

                  Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

                  14. Trustee Dealings with the Company. Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

                  15. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

                  16. Authentication. This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

                  17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

                  18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers as a convenience to Holders. No representation is made as to the correctness of such numbers and reliance may be placed only on the other identification numbers printed on the Notes.

                  19. Governing Law. This Note shall be deemed to be a New York contract, and for all purposes shall be construed in accordance with the laws of said State (without reference to principles of conflicts of law).

                  The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

                  Cox Communications, Inc.
                  1400 Lake Hearn Drive, N.E.
                  Atlanta, GA 30319
                  Attention of Chief Financial Officer

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:
     I or we assign and transfer this Note to

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         (Insert assignee's soc. sec. or tax I.D. No.)


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         (Print or type assignee's name, address and zip code)

and irrevocably appoint _______ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.




Date:


                             Your Signature:
                                             ----------------------
                                             (Sign exactly as your name
                                              appears on the other side
                                              of this Note.)

Signature Guarantee:

                                                     (Signature      must     be
                                                     guaranteed  by an "eligible
                                                     guarantor      institution"
                                                     meeting the requirements of
                                                     the    Registrar,     which
                                                     requirements        include
                                                     memberships              or
                                                     participation     in    the
                                                     Security   Transfer   Agent
                                                     Medallion Program ("STAMP")
                                                     or  such  other  "signature
                                                     guarantee  program"  as may
                                                     be    determined   by   the
                                                     Registrar  in addition  to,
                                                     or  in  substitution   for,
                                                     STAMP,  all  in  accordance
                                                     with     the     Securities
                                                     Exchange Act of 1934.)